Exhibit 99.1

Velodyne Lidar Reports First Quarter 2022 Financial Results
- Reported Q1 2022 revenue of $6.2 million, at the top end of guidance -
- Delivered billings of $11.5 million -
- Provided Q2 2022 guidance of revenue of $9.5 million to $12.0 million and billings of $12.0 million to 14.0 million -

SAN JOSE – May 5, 2022 – Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), the leading lidar company known worldwide for its broad portfolio of breakthrough lidar technologies, today announced financial results for its first quarter ended March 31, 2022.

“In the first quarter, we continued to see strong customer demand across all our target markets,” said Dr. Ted Tewksbury, CEO of Velodyne Lidar. “Even in the face of supply chain headwinds, our solid execution delivered billings and revenues at the high end of our expectations, and we were able to partially offset our increased component costs via pricing. During the quarter, we made solid progress on our comprehensive organizational transformation to position Velodyne to provide our customers with full stack intelligent vision solutions to accelerate their development of autonomous systems.”

First Quarter of 2022 Financial Summary
The first quarter of 2022 marked the commencement of accounting for the warrants associated with the Amazon agreement that was announced on February 4, 2022. The primary impact of this accounting is that reported revenues will diverge from cash flow, which is not impacted by the required revenue accounting. As a result, Velodyne is expanding the financial information it will report to provide more perspective on the company’s underlying business performance by including a billings metric. Billings represents the dollar value of products and services provided during the current period and invoiced to the customer.

For the first quarter of 2022, compared to fourth quarter of 2021:
•Total revenue was $6.2 million and includes $5.3 million impact of the Amazon warrant.
◦Total product revenue was $4.4 million and includes to the $5.3 million non-cash contra revenue related to the Amazon warrant, compared to $13.7 million in the fourth quarter of 2021. In addition to the warrant impact, the decrease reflects supply chain constraints, which were partially mitigated by price increases. First quarter 2022 sensor sales were over 2,350 units and weighted ASPs increased approximately 48% from the fourth quarter of 2021.
◦License and services revenue was $1.8 million, compared to $3.9 million in the fourth quarter of 2021, which included an annual royalty of $2.4 million accrued at year end.
•Billings were $11.5 million, compared to billings of $13.7 million in the fourth quarter of 2021. Billings were impacted by supply chain constraints, which were partially mitigated by price increases.
•GAAP gross loss was $9.3 million, including the $5.3 million non-cash contra revenue, compared to a gross profit of $2.7 million in the fourth quarter of 2021. Non-GAAP gross loss was $8.8 million, including the $5.3 million non-cash contra revenue, compared to a gross profit of $3.2 million in the fourth quarter of 2021.
•GAAP operating expenses were $39.6 million, compared to $40.3 million in the fourth quarter of 2021. Non-GAAP operating expenses were $35.0 million, compared to $35.2 million in the fourth quarter of 2021.
•GAAP net loss, including the $5.3 million non-cash contra revenue, was $49.1 million, or $(0.25) per share, compared to $37.5 million, or $(0.19) per share in the fourth quarter of 2021. Non-GAAP net loss, including the $5.3 million non-cash contra revenue, was $44.0 million, or $(0.22) per share, compared to $31.8 million, $(0.16) per share in the fourth quarter of 2021.
•At March 31, 2022, the company had $256.4 million in cash and short-term investments, compared to $294.4 million at December 31, 2021.

A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.

Second Quarter of 2022 Guidance
Reflecting continued demand and ongoing supply chain challenges for second quarter of 2022, billings are expected to range between $12.0 million to $14.0 million and revenues are expected to range from $9.5 million to $12.0 million, offset by $2.0 million to $2.5 million in non-cash contra revenue related to the Amazon warrant.

Recent Corporate Highlights
•Velodyne won the 2022 SXSW Innovation Award in the “Smart Cities, Transportation & Delivery” category for its Intelligent Infrastructure Solution (IIS).
•Russelsheim am Main, Germany selected Velodyne’s IIS to create a city-wide system for truck passage control.
•Velodyne demonstrated its full stack vision solutions for robotics, industrial and trucking at XPONENTIAL 2022.

Conference Call Information
Velodyne will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on May 5, 2022. Parties in the United States and Canada can access the call by dialing 844-890-1797. The webcast will be accessible on Velodyne’s investor relations website at here. A telephonic replay of the conference call will be available through May 12, 2022. To access the replay, parties in the United States and Canada should call 877-344-7529 and enter conference code 7274244.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic both on Velodyne’s business and those of its customers and suppliers; supply chain issues in the semiconductor market; Velodyne’s ability to execute its business plan; the timing of revenue from existing customers, including uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties related to Velodyne Lidar’s estimates of the size of the markets for its products and future revenue opportunities, including projects that are not yet signed or awarded; charges related to the vesting of the Amazon Warrant; the rate and degree of market acceptance of Velodyne Lidar’s products in a variety of industries; the success of other competing lidar and sensor-related products and services that exist or may become available; rising costs adversely affecting Velodyne’s profitability; uncertainties related to Velodyne Lidar’s current litigation and potential litigation involving Velodyne Lidar or the validity or enforceability of Velodyne

Lidar’s intellectual property; Velodyne Lidar’s ability to partner with and rely on third party manufacturers; general economic and market conditions impacting demand for Velodyne Lidar’s products and services; and changes in applicable laws or regulations.

Given these factors, as well as other variables that may affect Velodyne Lidar’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. Velodyne Lidar undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Billings
Billings represents the dollar value of products and services provided during the current period and invoiced to the customer. Management uses this metric to track commercial growth, establish performance targets, and make budgeting and operating decisions. Billings does not include the effect of the contra revenue associated with the warrants.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (GAAP), we believe the non‑GAAP measures of non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non‑GAAP operating loss, non-GAAP net loss, and non‑GAAP net loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and related employer payroll taxes, litigation settlements and amortization of acquisition-related intangibles assets. We believe that non‑GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non‑GAAP information to supplement their GAAP results. The non‑GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly‑titled non‑GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

About Velodyne Lidar, Inc.
Velodyne Lidar (Nasdaq: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Investor Contact:
Andrew Chan
Head of Investor Relations
InvestorRelations@velodyne.com

Media Contact:
Codeword

Liv Allen
velodyne@codeword.com

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$31,119	$24,064
Short-term investments	225,326	270,357
Accounts receivable, net	7,534	8,881
Inventories, net	12,498	9,299
Prepaid and other current assets	13,090	14,822
Total current assets	289,567	327,423
Property, plant and equipment, net	14,572	14,710
Goodwill	1,189	1,189
Intangible assets, net	586	724
Contract assets	9,182	12,962
Other assets	17,754	18,413
Total assets	$332,850	$375,421
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,130	$5,105
Accrued expense and other current liabilities	32,564	35,651
Contract liabilities	5,656	6,348
Total current liabilities	45,350	47,104
Long-term tax liabilities	445	443
Other long-term liabilities	27,401	28,611
Total liabilities	73,196	76,158
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	20	20
Additional paid-in capital	836,229	825,988
Accumulated other comprehensive loss	(1,141)	(412)
Accumulated deficit	(575,454)	(526,333)
Total stockholders’ equity	259,654	299,263
Total liabilities and stockholders’ equity	$332,850	$375,421

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue:
Product	$4,362	$13,657	$10,593
License and services	1,818	3,885	7,133
Total revenue	6,180	17,542	17,726
Cost of revenue:
Product	15,196	14,758	15,629
License and services	267	92	179
Total cost of revenue	15,463	14,850	15,808
Gross profit (loss)	(9,283)	2,692	1,918
Operating expenses:
Research and development	21,297	22,255	18,378
Sales and marketing	6,005	7,227	7,075
General and administrative	12,317	10,867	17,036
Total operating expenses	39,619	40,349	42,489
Operating loss	(48,902)	(37,657)	(40,571)
Interest income	227	127	103
Interest expense	(3)	3	(36)
Other income (expense), net	4	53	(17)
Loss before income taxes	(48,674)	(37,474)	(40,521)
Provision for (benefit from) income taxes	447	(4)	296
Net loss	$(49,121)	$(37,470)	$(40,817)
Net loss per share:
Basic and diluted	$(0.25)	$(0.19)	$(0.22)
Weighted-average shares used in computing net loss per share:
Basic and diluted	198,166,060	197,385,362	189,222,807

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(49,121)	$(40,817)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,172	2,053
Reduction of operating lease right-of-use (“ROU”) assets	670	787
Stock-based compensation	4,938	11,530
Reduction of revenue related to stock warrant granted to a customer	5,303	—
Provision for doubtful accounts	—	1,682
Amortization of investment premium or discount, net	427	—
Other	(1)	161
Changes in operating assets and liabilities:
Accounts receivable, net	1,347	(1,172)
Inventories, net	(3,199)	(2,762)
Prepaid and other current assets	2,249	1,702
Contract assets	3,262	(2,438)
Other assets	41	(2)
Accounts payable	2,114	(3,856)
Accrued expenses and other liabilities	(3,832)	(3,867)
Contract liabilities	(1,677)	1,892
Net cash used in operating activities	(35,307)	(35,107)
Cash flows from investing activities:
Purchase of property, plant and equipment and intangibles	(1,545)	(601)
Proceeds from sales of short-term investments	14,499	2,000
Proceeds from maturities of short-term investments	64,750	7,000
Purchase of short-term investments	(35,358)	(91,932)
Net cash provided by (used in) investing activities	42,346	(83,533)
Cash flows from financing activities:
Payment of transaction costs related to Business Combination	—	(20,006)
Proceeds from warrant exercises, net of issuance costs	—	89,222
Tax withholding payment for vested equity awards	—	(37)
Net cash provided by financing activities	—	69,179
Effect of exchange rate fluctuations on cash and cash equivalents	16	18
Net increase (decrease) in cash and cash equivalents	7,055	(49,443)
Beginning cash and cash equivalents	24,064	204,648
Ending cash and cash equivalents	$31,119	$155,205

VELODYNE LIDAR, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Gross profit (loss) on GAAP basis	$(9,283)	$2,692	$1,918
Gross margin on GAAP basis	(150)%	15%	11%
Stock-based compensation and related employer payroll taxes	528	545	811
Gross profit (loss) on non-GAAP basis	$(8,755)	$3,237	$2,729
Gross margin on non-GAAP basis	(142)%	18%	15%

Operating expenses on GAAP basis	$39,619	$40,349	$42,489
Stock-based compensation and related employer payroll taxes	(4,474)	(5,267)	(13,345)
Legal settlements	—	250	(450)
Amortization of acquisition-related intangible assets	(96)	(110)	(96)
Operating expenses on non-GAAP basis	$35,049	$35,222	$28,598

Operating loss on GAAP basis	$(48,902)	$(37,657)	$(40,571)
Stock-based compensation and related employer payroll taxes	5,002	5,812	14,156
Legal settlements	—	(250)	450
Amortization of acquisition-related intangible assets	96	110	96
Operating loss on non-GAAP basis	$(43,804)	$(31,985)	$(25,869)

Net loss on GAAP basis	$(49,121)	$(37,470)	$(40,817)
Stock-based compensation and related employer payroll taxes	5,002	5,812	14,156
Legal settlements	—	(250)	450
Amortization of acquisition-related intangible assets	96	110	96
Net loss on non-GAAP basis	$(44,023)	$(31,798)	$(26,115)

Net loss per share on GAAP basis
Basic and diluted	$(0.25)	$(0.19)	$(0.22)
Weighted-average shares on GAAP basis
Basic and diluted	198,166,060	197,385,362	189,222,807
Net loss per share on non-GAAP basis
Basic and diluted	$(0.22)	$(0.16)	$(0.14)
Weighted-average shares on non-GAAP basis
Basic and diluted	198,166,060	197,385,362	189,222,807